Exhibit 99.1

TABLE I -NON-DERIVATIVE SECURITIES ACQUIRED, DISPOSED OF, OR BENEFICIALLY OWNED

1. Title of Security (Instr. 3)	2. Transaction Date (Month/Day/Year)	2A. Deemed Execution Date, if any (Month/Day/Year)	3. Transaction Code (Instr. 8)		4. Securities Acquired (A) or Disposed Of (D) (Instr. 3, 4 and 5)			5. Amount of Securities Beneficially Owned Following Reported Transaction(s) (Instr. 3 and 4)	6. Ownership Form: Direct (D) or Indirect (I) (Instr. 4)	7. Nature of Indirect Beneficial Ownership (Instr. 4)
			Code	V	Amount	(A) or (D)	Price
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		37	D	$7.74	203	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		45	D	$7.74	158	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		2	D	$7.74	156	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		1	D	$7.74	155	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		5	D	$7.745	150	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		14	D	$7.745	136	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		35	D	$7.74	101	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		35	D	$7.75	66	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾
Common Stock⁽¹⁾⁽²⁾⁽³⁾	06/05/2023		S		66	D	$7.75	0	I	See Footnotes ⁽¹⁾⁽²⁾⁽³⁾

Explanation of Responses:
1.  This statement is jointly filed by Bank of America Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), and BofA Securities, Inc (“BofA Securities”) (collectively, the “Reporting Persons”). Bank of America Corporation holds an indirect interest in the securities listed in this Report by virtue of its 100% ownership of its subsidiaries Merrill Lynch and BofA Securities. Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any, and this report shall not be deemed an admission that any such Reporting Person is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Securities Exchange Act of 1934 (the “Exchange Act”), or for any other purpose.
2.  Each Reporting Person declares that neither the filing of this statement nor anything herein shall be construed as an admission that such person is, for the purposes of Section 13(d) of the
Exchange Act or any other purpose, (i) acting (or has agreed or is agreeing to act together with any other person) as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Issuer or otherwise with respect to the Issuer or any securities of the Issuer or (ii) a member of any group with respect to the Issuer or any securities of the Issuer.
3.  Without conceding its status as a greater than 10% beneficial owner or that the reported transactions are subject to disclosure under Section 16(a) of the Exchange Act or short-swing profit recovery under Section 16(b) of the Exchange Act, the amount of profit potentially recoverable by the Issuer from the reported transactions in the event that the Reporting Persons were greater than 10% beneficial owners and the transactions were subject to Section 16(b) has been or will be remitted to the Issuer.
**Intentional misstatements or omissions of facts constitute Federal Criminal Violations.
See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).